UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 4, 2012

Blackbaud, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-50600	11-2617163
(Commission File Number)	(IRS Employer ID Number)
2000 Daniel Island Drive, Charleston, South Carolina 29492
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (843) 216-6200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On May 7, 2012, Blackbaud, Inc. (“Blackbaud”) filed a Current Report on Form 8-K (the “Original Report”) reporting, among other things, the completion of its acquisition of Convio, Inc. (“Convio”) pursuant to Item 2.01 of Form 8-K. Under parts (a) and (b) of Item 9.01 therein, Blackbaud stated that it would file the required financial information by amendment, as permitted by Item 9.01(a)(4) and 9.01(b)(2) to Form 8-K. This Current Report on Form 8-K/A amends the Original Report in order to provide the required financial information. Except for filing of the financial statements and pro forma financial information, the Original Report is not being amended or updated in any other manner.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.
The audited Consolidated Balance Sheets of Convio as of December 31, 2011 and 2010 and the related Consolidated Statements of Operations, Changes in Stockholders’ Equity (Deficit) and Cash Flows for each of the three years in the period ended December 31, 2011 and the notes thereto are included as Exhibit 99.2 and are incorporated herein by reference.

(b)	Pro forma financial information.
The unaudited pro forma condensed combined Balance Sheet as of December 31, 2011 and Statements of Operations for the year ended December 31, 2011 for Blackbaud and the notes thereto are included as Exhibit 99.3 and are incorporated herein by reference.

(d)	Exhibits

Exhibit No.	Description of Document
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

99.2
Audited Consolidated Balance Sheets of Convio, Inc. as of December 31, 2011 and 2010 and the related Consolidated Statements of Operations, Changes in Stockholders Equity (Deficit) and Cash Flows for each of the three years in the period ended December 31, 2011 and the notes thereto.

99.3	Unaudited pro forma condensed combined Balance Sheet as of December 31, 2011 and Statements of Operations for the year ended December 31, 2011 for Blackbaud, Inc. and the notes thereto.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKBAUD, INC.

Date:	July 18, 2012	/s/ Anthony W. Boor
Anthony W. Boor
Senior Vice President and Chief Financial Officer